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                                                                    EXHIBIT 99.1

CATUITY UPDATES SALES PROGRESS
Company Plans Capital Raise, Auditors Give Company Going Concern Opinion

CHARLOTTESVILLE, VA. and MELBOURNE, Australia (Monday, April 9, 2007 - Catuity Inc. (Nasdaq: CTTY; ASX: CAT, CATN)), a loyalty and gift card processor, today issued a high-level update to the market on sales progress to ensure that all investors have equal access to the information.

"We have continued to make progress in signing new accounts; developing successful sales partnerships and building our business so far in 2007," said John Racine, President and CEO of Catuity Inc. "Additionally, we are focused on closing a new capital raise in the second quarter to fund our strategy." Mr. Racine also noted:

- Catuity signed a new reseller and is now taking orders from its largest reseller to-date. This relationship is larger than the reseller relationship announced in January. "Our progress in the reseller market continues, even as some of our direct competitors withdraw or are acquired by larger processors," he said.

- Catuity has begun deploying a national health and fitness chain that has sold the rights to at least 400 club locations nationally. The company is launching both a loyalty card and gift card program. We hope to announce more specific details after the first wave of deployments are finished.

- Catuity has executed an agreement with a leading bank in the Australian market to integrate its loyalty and gift card to the bank's payments processing platform in the second quarter. Catuity believes that the win will give it the greatest penetration of the Australian point-of-sale market of any closed-loop processor.

- Catuity will shortly complete integration of its application to PC Charge, the leading PC-based payments software in the U.S. market. This investment will increase our access to middle market chain retailers while reducing our deployment timelines.

- Catuity anticipates closing a capital raise in the second quarter of approximately $1.7M to $2.0M to fund operations. Management is in active discussions with institutional investors about providing interim capital by the end of the second quarter and financing to fund acquisitions. The Company is actively engaged in discussions or various stages of due diligence with the senior management or key shareholders of over 10 companies, which meet our criteria of strategic fit and profitability.

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In its recently filed financial statements for the year ended December 31, 2006 and included in its Annual Report on Form 10-KSB filed on April 2, 2007, Catuity said it had received a going concern qualification from its independent auditors, BDO Seidman, LLP. This announcement is being made to comply with Nasdaq Marketplace Rule 4350(b)(1)(B), which requires separate disclosure of receipt of an audit opinion that contains a going concern qualification. This announcement does not represent any change or amendment to Catuity's 2006 financial statements or to its Annual Report on Form 10-KSB. Further information regarding the going concern qualification is contained in Catuity's Annual Report on Form 10-KSB for the year ended December 31, 2006.

ABOUT CATUITY INC.

Catuity Inc. makes the point of sale more profitable for its customers by delivering products and services which reduce costs and generate new revenues. Our retailer clients have more than four million cardholders participating in Catuity-powered loyalty and gift card programs. For more information on Catuity, please visit our website at www.catuity.com.

Contact: Debra Hoopes
         CFO
         Catuity Inc.
         434-979-0724
         debrah@catuity.com

This press release includes statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market share growth, market acceptance of services, sales, revenues and profits. These forward-looking statements are based on management's current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include the ability to win new customers and new businesses; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; market acceptance of new services; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission, including the Company's most recent 10-KSB and subsequent 10-QSBs. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.